UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-164313	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

(Zip Code)

(513) 554-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) hereby amends the following Current Report on Form 8-K filed on January 5, 2012 to provide the required financial information relating to the Company’s acquisition of Cureton Town Center, located in Waxhaw, North Carolina.

After reasonable inquiry, the Company is not aware of any material factors relating to Cureton Town Center that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01	Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the nine months ended September 30, 2011 (unaudited) and for the year ended December 31, 2010	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the nine months ended September 30, 2011 (unaudited) and for the year ended December 31, 2010	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Condensed Consolidated Financial Information	7

	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011	8

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2011	9

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010	10

	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	11

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Phillips Edison – ARC Shopping Center REIT Inc.

Cincinnati, Ohio

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”), of Cureton Town Center, a shopping center located in Waxhaw, North Carolina (the “Property”), for the year ended December 31, 2010. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc.) as discussed in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 1 to the Historical Summary of the Property for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 15, 2012

Cureton Town Center

Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2011 (unaudited)

and for the Year Ended December 31, 2010

(in thousands)

	Nine Months Ended September 30, 2011 (unaudited)	Year Ended December 31, 2010
Revenues
Rentals	$884	$1,179
Recoveries	218	294
Other property income	5	5

Total revenues	1,107	1,478

Certain Operating Expenses
Property operating	163	210
Real estate taxes	138	153
General and administrative expenses	1	2

Total certain operating expenses	302	365

Revenues in excess of certain operating expenses	$805	$1,113

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

Cureton Town Center

Notes to the Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2011 (unaudited)

and for the Year Ended December 31, 2010

1.	ORGANIZATION AND BASIS OF PRESENTATION

On December 29, 2011, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through a joint venture formed between a group of institutional international investors advised by CBRE Investors Global Multi Manager (the “CBRE Global Investors”) and the Company’s wholly-owned subsidiary (the “Joint Venture”) purchased Cureton Town Center, a shopping center containing 84,357 rentable square feet (unaudited) located in Waxhaw, North Carolina, for approximately $13.95 million, exclusive of closing costs. The acquisition and related expenses were funded with proceeds from a revolving credit facility (the “Cureton Credit Facility”) secured by the property, proceeds from the Company’s ongoing public offering, proceeds provided by the CBRE Global Investors, and existing mortgage loan draws. The Cureton Credit Facility matures on January 1, 2016.

The statements of revenues and certain operating expenses (the “Historical Summaries”) of Cureton Town Center have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC. The Historical Summaries are not intended to be a complete presentation of the revenues and operating expenses of Cureton Town Center for the nine months ended September 30, 2011 and the year ended December 31, 2010. The statements of revenues and certain operating expenses exclude items that may not be comparable to the future operations of Cureton Town Center, such as depreciation, amortization, interest on debt not assumed, straight-line rental income associated with current management, asset management fees, and property management fees charged by current management.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2011, included in this report, are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

Revenue Recognition — Cureton Town Center leases space to retail tenants under leases with varying terms, which are accounted for as operating leases. Cureton Town Center recognizes minimum rents on the straight-line method over the terms of the leases regardless of when payments are due. The leases also typically provide for tenant recoveries of common area maintenance (CAM) costs, real estate taxes, and other operating expenses. These recoveries are recognized as revenue in the period the applicable costs are incurred. Most tenants pay estimated monthly CAM amounts and are billed the shortfalls or credited the overpayments annually, with the exclusion of tenants with gross leases.

Straight-line rental revenue was higher than the current amount required to be paid by tenants by $48,000 and $61,000 for the nine months ended September 30, 2011 (unaudited) and the year ended December 31, 2010, respectively.

Repairs and Maintenance — Expenditures for normal, recurring, or periodic maintenance are charged to expense when incurred. Renovations which improve or extend the life of the asset are capitalized.

Subsequent Events — The Company has evaluated subsequent events through March 15, 2012, the date the Historical Summaries were available to be issued, to determine if either recognition or disclosure of significant events or transactions is required. The Company has determined that no such recognition or disclosure is required.

3.	LEASES

Minimum future rentals of Cureton Town Center to be received under noncancelable operating leases in effect at December 31, 2010, assuming no new or renegotiated leases or option extensions on lease agreements are as follows:

Years Ending December 31

2011	$1,114,000
2012	1,092,000
2013	1,060,000
2014	985,000
2015	872,000
Thereafter	8,388,000

Total	$13,511,000

The minimum future rental income represents the base rent required to be paid by the tenants under the terms of their leases, exclusive of operating expense recoveries.

4.	CONCENTRATIONS

The percentages of rental income from tenants who individually represent more than 10% of the rental income of Cureton Town Center for the year ended December 31, 2010 are as follows:

Tenant	Percent of Rental Revenue

Harris Teeter	35%
Fifth Third Bank	11%
Suntrust Bank	10%

* * * * * *

Phillips Edison – ARC Shopping Center REIT Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On December 29, 2011, the Company, through the Joint Venture, purchased a shopping center containing 84,357 rentable square feet located on approximately 13.5 acres of land in Waxhaw, North Carolina (“Cureton Town Center”) for approximately $13.95 million, exclusive of closing costs. The Company holds an approximate 54% interest in the Joint Venture and the CBRE Global Investors hold the remaining approximate 46% interest. The acquisition and related expenses were funded with proceeds from a revolving credit facility (the “Cureton Credit Facility”) secured by the property, proceeds from the Company’s ongoing public offering, proceeds provided by the CBRE Global Investors, and existing mortgage loan draws. Cureton Town Center was purchased from Wells Fargo Bank, N.A., which is not affiliated with the Company, its advisor or its sub-advisor.

In the Company’s opinion, all material adjustments necessary to reflect the effects of the above transactions have been made. Although we do not anticipate any changes in the Cureton Town Center fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances that were previously unknown but existed as of the business combination date are brought to our attention.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 is presented as if the Company acquired Cureton Town Center on September 30, 2011. The following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010 are presented as if the Company had acquired Cureton Town Center on January 1, 2010. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s quarterly report on Form 10-Q for the nine months ended September 30, 2011 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transactions as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Phillips Edison – ARC Shopping Center REIT Inc.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

(in thousands)

	September 30, 2011 as Reported (a)	Pro Forma Adjustments (b)	Pro Forma September 30, 2011

ASSETS
Investments in real estate, net	$26,901	$43,069	$69,970
Cash and cash equivalents	404	1,163	1,567
Restricted cash	26	—	26
Accounts receivable, net	375	—	375
Prepaid expenses and other, net	3,972	3,929	7,901

Total assets	$31,678	$48,161	$79,839

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable	$15,290	$42,024	$57,314
Acquired below market lease intangibles, net	389	875	1,264
Accounts payable	33	—	33
Accrued expenses and other liabilities	8,177	33	8,210

Total liabilities	23,889	42,932	66,821

Commitments and contingencies	—	—	—

Equity:
Preferred stock	—	—	—
Common stock	19	5	24
Additional paid-in capital	10,445	4,590	15,035
Accumulated deficit	(2,675)	(855)	(3,530)
Noncontrolling interest	—	1,489	1,489

Total equity	7,789	5,229	13,018

Total liabilities and equity	$31,678	$48,161	$79,839

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Phillips Edison – ARC Shopping Center REIT Inc.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2011

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2011 as Reported (a)	Statements of Revenues and Certain Operating Expenses (b)	Other Pro Forma Adjustments (c)	Pro Forma Nine Months Ended September 30, 2011

Revenues:
Rental income	$1,575	$884	$2,333	$4,792
Tenant recovery income	484	218	623	1,325
Other property income	3	5	1	9

Total revenues	2,062	1,107	2,957	6,126

Expenses:
Property operating	358	163	558	1,079
Real estate taxes	330	138	284	752
General and administrative	588	1	444	1,033
Acquisition-related expenses	740	—	(235)	505
Depreciation and amortization	853	—	1,684	2,537

Total expenses	2,869	302	2,735	5,906

Operating income (loss)	(807)	805	222	220

Interest expense	(486)	—	(1,197)	(1,683)

Net income (loss)	(1,293)	805	(975)	(1,463)
Allocation to noncontrolling interests	—	—	(2)	(2)

Net income (loss) after allocation to noncontrolling interests	(1,293)	805	(977)	(1,465)

Per share information – basic and diluted:
Basic and diluted loss per share	$(1.05)			$(0.63)

Weighted-average basic and diluted common shares outstanding	1,228,970			2,319,035 (j)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Phillips Edison – ARC Shopping Center REIT Inc.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2010

(in thousands, except per share amounts)

	Year Ended December 31, 2010 as Reported (a)	Statement of Revenues and Certain Operating Expenses (b)	Other Pro Forma Adjustments (c)	Pro Forma Year Ended December 31, 2010

Revenues:
Rental income	$85	$1,179	$4,977	$6,241
Tenant recovery income	13	294	1,273	1,580
Other property income	—	5	10	15

Total revenues	98	1,478	6,260	7,836

Expenses:
Property operating	14	210	1,229	1,453
Real estate taxes	18	153	781	952
General and administrative	228	2	862	1,092
Acquisition-related expenses	467	—	1,090	1,557
Depreciation and amortization	81	—	3,329	3,410

Total expenses	808	365	7,291	8,464

Operating income (loss)	(710)	1,113	(1,031)	(628)

Other income (expense):
Other income	1	—	—	1
Interest expense	(38)	—	(2,329)	(2,367)

Net income (loss)	(747)	1,113	(3,360)	(2,994)
Allocation to noncontrolling interests	—	—	26	26

Net income (loss) after allocation to noncontrolling interests	(747)	1,113	(3,334)	(2,968)

Per share information – basic and diluted:
Basic and diluted loss per share	$(4.44)			$(1.28)

Weighted-average basic and diluted common shares outstanding	168,419			2,319,035 (k)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011

a.	Reflects the Company’s historical balance sheet as of September 30, 2011.

b.	Reflects pro forma adjustments related to the operations of three acquisitions made since September 30, 2011, as if they were acquired on September 30, 2011, in addition to other pro forma adjustments related to the acquisition of Cureton Town Center.

Description	Previous Acquisitions Pro Forma Balance Sheet	Cureton Pro Forma Adjustments		Other Pro Forma Adjustments
	(f)
Assets:
Investments in real estate, net	$30,303	$12,766	(c)	$43,069
Cash and cash equivalents	1,330	(167	) (e)	1,163
Prepaid expenses and other, net	2,585	1,344	(c)	3,929

Total assets	$34,218	$13,943		$48,161

Liabilities:
Mortgage loans payable	$29,449	$12,575	(d)	$42,024
Acquired below market lease intangibles, net	830	45	(c)	875
Accrued expenses and other liabilities	33	—		33

Total liabilities	30,312	12,620		42,932

Equity:
Common stock	5	—	(e)	5
Additional paid-in capital	4,590	—	(e)	4,590
Accumulated deficit	(689)	(166	) (c)	(855)
Noncontrolling interest	—	1,489	(e)	1,489

Total equity	3,906	1,323		5,229

Total liabilities and equity	$34,218	$13,943		$48,161

c.	Reflects the acquisition of Cureton Town Center for $13,950,000. Acquisition-related costs of $166,000 were expensed as incurred. The Company used proceeds from its public offering of common stock and financing proceeds to fund the acquisitions. The Company has allocated its purchase price to the assets and liabilities below (amounts in thousands):

Description	Cureton Town Center

Land	$4,653
Buildings	5,452
Land improvements	1,916
Tenant improvements	745

Total investment in real estate	12,766
Above-market lease values	584
In-place lease values	645
Below-market lease values	(45)

Total purchase price	$13,950

The Company capitalized $115,000 related to financing the acquisition for Cureton Town Center. These costs, in addition to those allocated from the purchase price, are included in prepaid expenses and other assets on the pro forma condensed consolidated balance sheet as shown below (amounts in thousands):

Description	Cureton Town Center

Above-market lease values	$584
In-place lease values	645
Deferred financing costs	115

Total prepaid expenses and other assets	$1,344

The Company has allocated the purchase price to the above tangible and identified intangible assets acquired and intangible liabilities assumed based on their fair values in accordance with generally accepted accounting principles as follows:

Estimates of future cash flows and other valuation techniques that the Company believes are similar to those used by independent appraisers were used to record the purchase of identifiable assets acquired such as land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place leases and acquired above- and below-market leases.

The estimated fair value of acquired in-place leases reflect the costs the Company would have incurred to lease the property to the occupancy level of the property at the dates of acquisition. Such estimates include the fair value of the loss of rental income, leasing commissions, legal costs and other direct costs that would be incurred to lease the property to such occupancy levels.

Acquired above- and below-market lease values were recorded based on the present value of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the current market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values will be amortized as adjustments to rental revenue over the remaining terms of the respective leases. Should a tenant terminate its lease prior to its contractual term, the unamortized portion of the in-place lease value will be charged to amortization expense and the unamortized portion of above- and-below market lease value will be charged to rental revenue.

Although we do not anticipate any further changes in the Cureton Town Center fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances are brought to our attention that were previously unknown but existed as of the business combination date.

The following table summarizes the cash paid to acquire Cureton Town Center (amounts in thousands):

Description	Cureton Town Center

Purchase price	$13,950
Acquisition costs	166
Deferred financing costs	115
Mortgage loan proceeds	(8,875)

Total cash paid to acquire properties	$5,356

d.	Reflects the acquisition-related mortgage loans for Cureton Town Center in the amount of $8,875,000 and a $3,700,000 draw on an existing loan.

e.	Reflects proceeds of $1,489,000 from the CBRE Global Investors and a $3,700,000 draw on an existing mortgage loan. $5,356,000 was paid in cash at closing for the acquisition of Cureton Town Center, respectively, as shown in the table below (amounts in thousands):

Description

Proceeds from the CBRE Global Investors	1,489
Draw on existing mortgage loan	3,700
Cash paid to acquire Cureton Town Center	(5,356)

$(167)

f.	Previously presented on the 8-K/A filed on December 27, 2011.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2011

a.	Reflects the Company’s historical operations for the nine months ended September 30, 2011.

b.	Reflects the historical revenues and certain operating expenses of Cureton Town Center for the nine months ended September 30, 2011.

c.	Reflects pro forma adjustments related to the operations of four acquisitions made since January 1, 2011, as if they were acquired on January 1, 2010, in addition to other pro forma adjustments related to the acquisition of Cureton Town Center.

Description	Previous Acquisitions Actual Results of Operations	Previous Acquisitions Pro Forma Results of Operations	Pro Forma Adjustments	Cureton Pro Forma Adjustments		Other Pro Forma Adjustments
	(k)	(k)	(k)

Revenue:
Rental income	$1,575	$3,943	$2,368	$(35	) (d)	$2,333
Tenant recovery income	484	1,107	623	—		623
Other property income	3	4	1	—		1

Total revenues	2,062	5,054	2,992	(35)		2,957

Expenses:
Property operating	358	914	556	2	(e)	558
Real estate taxes	330	614	284	—		284
General and administrative	588	926	338	106	(f)	444
Acquisition-related expenses	740	505	(235)	—		(235)
Depreciation and amortization	853	2,154	1,301	383	(g)	1,684

Total expenses	2,869	5,113	2,244	491		2,735

Operating income (loss)	(807)	(59)	748	(526)		222

Interest expense	486	1,402	916	281	(h)	1,197

Net loss	(1,293)	(1,461)	(168)	(807)		(975)
Allocation to noncontrolling interests	—	—	—	(2	) (i)	(2)

Net loss after allocation to noncontrolling interests	(1,293)	(1,461)	(168)	(809)		(977)

d.	Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues as if the Company had acquired the property as of January 1, 2010.

e.	Reflects property management fees associated with the current management, a related-party, at a rate of 4.5% of cash receipts from the properties. Property management fees associated with the current management for Cureton Town Center were $43,000, and property management fees included in the historical financial information were $41,000.

f.	Reflects the asset management fees owed to the Company’s related-party advisor associated with Cureton Town Center, for an annual asset management fee of 1% of the costs of the real estate investments.

g.	Reflects the depreciation and amortization of Cureton Town Center using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

h.	Reflects the approximate amount of interest at LIBOR plus 2.50% (using an average LIBOR rate during the nine months ended September 30, 2011 of 0.22%) and amortization of deferred financing costs on acquisition-related debt of $8.9 million in addition to the approximate amount of interest at LIBOR plus 2.50% on the $3.7 million loan draw that would have been incurred for the Cureton Town Center acquisition on January 1, 2010 as shown below (amounts in thousands):

Description

Interest on mortgage loans	$183
Interest on existing mortgage loan draw	76
Amortization of deferred financing costs	22

$281

i.	Reflects the CBRE Global Investors’ 46% share of the net income of Cureton Town Center. The allocation to noncontrolling interest is calculated as 46% of Cureton’s results of operations as presented within the statement of revenues and certain operating expense and its related pro forma adjustments, excluding any acquisition fees or amortization of financing fees.

j.	Reflects the weighted average shares that would be outstanding if the property was acquired on January 1, 2010, based on offering proceeds received as of November 9, 2011 as presented on the 8-K/A filed on December 29, 2011.

k.	Previously presented on the 8-K/A filed on November 9, 2011 as presented on the 8K/A filed on December 29, 2011.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2010

a.	Reflects the Company’s historical operations for the year ended December 31, 2010.

b.	Reflects the historical revenues and certain operating expenses of Cureton Town Center for the year ended December 31, 2010.

c.	Reflects pro forma adjustments related to the operations of six acquisitions made since January 1, 2010, as if they were acquired on January 1, 2010, in addition to other pro forma adjustments related to the acquisition of Cureton Town Center.

Description	Actual Results of Operations	Pro Forma Results of Operations	Pro Forma Adjustments	Cureton Pro Forma Adjustment		Other Pro Forma Adjustments
	(l)	(l)	(l)
Revenue:
Rental income	$85	$5,107	$5,022	$(45	) (d)	$4,977
Tenant recovery income	13	1,286	1,273	—		1,273
Other property income	—	10	10	—		10

Total revenues	98	6,403	6,305	(45)		6,260

Expenses:
Property operating	14	1,234	1,220	9	(e)	1,229
Real estate taxes	18	799	781	—		781
General and administrative	228	949	721	141	(f)	862
Acquisition-related expenses	467	1,391	924	166	(g)	1,090
Depreciation and amortization	81	2,899	2,818	511	(h)	3,329

Total expenses	808	7,272	6,464	827		7,291

Operating loss	(710)	(869)	(159)	(872)		(1,031)

Other expense (income):
Other income	(1)	(1)	—	—		—
Interest expense	38	1,985	1,947	382	(i)	2,329

Net loss	(747)	(2,853)	(2,106)	(1,254)		(3,360)
Allocation to noncontrolling interests	—	—	—	26	(j)	26

Net loss after allocation to noncontrolling interests	(747)	(2,853)	(2,106)	(1,228)		(3,334)

d.	Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues as if the Company had acquired the properties as of January 1, 2010.

e.	Reflects property management fees associated with the current management, a related-party, at a rate of 4.5% of cash receipts from the properties. Property management fees associated with the current management for Cureton Town Center were $60,000, and property management fees included in the historical financial information were $51,000.

f.	Reflects the asset management fees owed to the Company’s related-party advisor associated with Cureton Town Center, for an annual asset management fee of 1% of the costs of the real estate investments.

g.	Reflects the sum of the acquisition expenses incurred to acquire Cureton Town Center.

h.	Reflects the depreciation and amortization of Cureton Town Center using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

i.	Reflects the approximate amount of interest at LIBOR plus 2.50% (using an average LIBOR rate during the year ended December 31, 2010 of 0.27%) and amortization of deferred financing costs on acquisition-related debt of $8.9 million in addition to the approximate amount of interest at LIBOR plus 2.50% on the $3.7 million loan draw that would have been incurred for the Cureton Town Center acquisition on January 1, 2010 as shown below (amounts in thousands):

Description

Interest on mortgage loans	$249
Interest on existing mortgage loan draw	104
Amortization of deferred financing costs	29

$382

j.	Reflects the CBRE Global Investors’ 46% share of the net loss of Cureton Town Center. The allocation to noncontrolling interest is calculated as 46% of Cureton’s results of operations as presented within the statement of revenues and certain operating expenses and its related pro forma adjustments, excluding any acquisition fees or amortization of financing fees.

k.	Reflects the weighted average shares that would be outstanding if the property was acquired on January 1, 2010, based on offering proceeds received as of November 9, 2011 as presented on the 8K/A filed on December 27, 2011.

l.	Previously presented on the 8-K/A filed on December 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips Edison – ARC Shopping Center REIT Inc.

Dated: March 15, 2012	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer